Exhibit 16.1

[LETTERHEAD OF MARCUM & KLIEGMAN LLP]

April 10, 2009

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC  20549

Commissioners:

We have read the statements made by American Apparel, Inc. under Item 4.01 of its Form 8-K/A dated April 3, 2009.  We agree with the statements concerning our Firm in such Form 8-K/A; we are not in a position to agree or disagree with other statements of American Apparel, Inc. contained therein.

Very truly yours,

/s/ Marcum & Kliegman LLP

Marcum & Kliegman LLP

/jp